UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On May 29, 2015, Sterling Construction Company, Inc. and its wholly-owned subsidiaries (together the "Company") entered into a $40,000,000 credit facility (the "Credit Facility") with Nations Fund I, LLC and Nations Equipment Finance, LLC, as administrative agent and collateral agent for the lender (the "Agent.")  In connection with the Credit Facility, a loan and security agreement and ancillary agreements were entered into, the terms of which are described in Item 2.03, below.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 29, 2015, the Company and its wholly-owned subsidiaries closed a $40,000,000 credit facility (the "Credit Facility") with Nations Fund I, LLC and Nations Equipment Finance, LLC, as administrative agent and collateral agent for the lender (the "Agent.")  In connection with the Credit Facility, a loan and security agreement and ancillary agreements (the "Loan Documents") were entered into by the parties.

Nations Fund I, LLC intends to assign a portion of the Credit Facility to four other entities.

The following description is not complete and is qualified in its entirety by reference to the agreements governing the Credit Facility, copies of which are filed as exhibits to this Current Report on Form 8-K, and which are incorporated herein by reference.

The Loans.  Pursuant to the May 29, 2015 loan and security agreement (the "Credit Agreement") among the Company, the lender and the Agent, the lender agrees to make loans to the Company in an aggregate amount of up to $40,000,000 consisting of a $20,000,000 term loan and a $20,000,000 revolving loan.  The amount of the revolving loan that may be borrowed from time to time is determined quarterly and may not exceed $20,000,000.  In addition, the sum of the outstanding balance of the term loan and the outstanding balance of the revolving loan may not exceed the lesser of $40,000,000 or 65% of the appraised value of the collateral pledged for the loans.

Interest.  The loans bear interest at an initial annual rate of 12%, which is subject to (i) a decrease of up to two percentage points based on the Company's fixed charge coverage ratio for each of the most recently ended four quarters beginning with the four quarterly period ended June 30, 2016; and (ii) an increase of two percentage points beginning December 31, 2015 based on the fixed charge coverage ratio at the end of the following two quarters.

Maturity.  Principal on the term loan is payable in 47 monthly installments (with accrued interest) with a final payment of the then outstanding principal amount on May 29, 2019.  Up to $5,000,000 of the term loan may be prepaid in any year, but subject to a pre-payment fee that declines as the term loan nears maturity.  Outstanding revolving loans are payable in full thirty days before the maturity date of the term loan.

Revolving Loans.  Under the revolving loan, the Company may borrow and repay amounts borrowed.  No more than two borrowings may be made in any month, and each borrowing may not be in an amount less than $2,000,000.  The Company may not repay amounts borrowed under the revolving loan more than once each month.  Interest on revolving loans is payable monthly in arrears.

Costs & Fees.  The Company is obligated, to pay, among other things, the costs of annual physical and quarterly "desktop" appraisals of the collateral; the costs of the preparation, negotiation, execution, delivery, performance and enforcement of the loan documents; filing or recording fees and taxes; the costs of collection, including deficiency collections; and related legal expenses.

In addition, the Company paid a deposit of $75,000 on the signing of the term sheet and an $800,000 loan origination fee.

Default.  A default under the Credit Agreement includes, among others, the following events:

•	non-payment of an installment of principal or interest and non-payment of any other obligation within five (5) days after it is due;

•	failure to maintain, use or operate the collateral in compliance with the Loan Documents or applicable law;

•	failure to obtain, maintain and comply with all required insurance coverages;

•	a payment or other default by the Company under any material loan, lease, guaranty or other material financial obligation to a third party exceeding $500,000;

•	an inaccuracy in any of the Company's representations and warranties;

•	the Company becoming generally unable to pay its debts as they become due or its admission in writing of its inability to pay its debts as they become due;

•
the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against the Company or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty days of the filing thereof) or the rejection of any Loan Document in any such proceeding;

•	the Company entering into a merger or consolidation in which the Company is not the surviving entity, with certain exceptions;

•	a material change in the ownership of the Company;

•	any other act, omission or occurrence that will result in a Material Adverse Effect (as defined in the Credit Agreement) as reasonably determined by the Agent; or

•	a breach by the Company of any other covenant, condition or agreement that continues for thirty days after the Agent's written notice of the breach.

The Collateral.  The loans are secured by all of the Company's personal property except accounts receivable, including all of its construction equipment, which forms the basis of availability under the revolving loan.  The loans are also secured by one-half of the equipment of the Company's 50%-owned affiliates, Road and Highway Builders, LLC and Myers & Sons Construction, L.P. pursuant to a separate security agreement with those entities.

If a default occurs, the Agent may exercise the Company's rights in the collateral, with all of the rights of a secured party under the Uniform Commercial Code, including, among other things, the right to sell the collateral at public or private sale.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
10.1
Loan and Security Agreement dated as of May 29, 2015 between Nations Fund I, LLC, Nations Equipment Finance, LLC, as administrative and collateral agent, Sterling Construction Company, Inc. and its wholly-owned subsidiaries.

10.2	Term Loan Promissory Note dated May 29, 2015 in the amount of $20,000,000.
10.3	Revolving Loan Promissory Note dated May 29, 2015 in the amount of $20,000,000.
10.4
Security Agreement dated as of May 29, 2015 between Nations Fund I, LLC, Nations Equipment Finance, LLC, as administrative and collateral agent, Road and Highway Builders, LLC, and Myers & Sons Construction, L.P.

10.5
Real Property Waiver dated May 29, 2015 between Nations Equipment Finance, LLC as administrative and collateral agent, and Texas Sterling Construction Co. relating to 3475 High River Road, Fort Worth Texas.

10.6	Real Property Waiver dated May 29, 2015 between Nations Equipment Finance, LLC as administrative and collateral agent, and Texas Sterling Construction Co. relating to 5638 FM 1346, San Antonio, Texas.
10.7
Real Property Waiver dated May 29, 2015 between Nations Equipment Finance, LLC as administrative and collateral agent, and Texas Sterling Construction Co. relating to 20800 Fernbush Ln., Houston, Texas.

10.8
Intercreditor Agreement dated as of May 29, 2015 among Nations Equipment Finance, LLC, as administrative and collateral agent, Nations Fund I, LLC, and Sterling Construction Company, Inc. and its wholly-owned subsidiaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015	Sterling Construction Company, Inc.
/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit Number	Description
10.1
Loan and Security Agreement dated as of May 29, 2015 between Nations Fund I, LLC, Nations Equipment Finance, LLC, as administrative and collateral agent, Sterling Construction Company, Inc. and its wholly-owned subsidiaries.

10.2	Term Loan Promissory Note dated May 29, 2015 in the amount of $20,000,000.
10.3	Revolving Loan Promissory Note dated May 29, 2015 in the amount of $20,000,000.
10.4
Security Agreement dated as of May 29, 2015 between Nations Fund I, LLC, Nations Equipment Finance, LLC, as administrative and collateral agent, Road and Highway Builders, LLC, and Myers & Sons Construction, L.P.

10.5
Real Property Waiver dated May 29, 2015 between Nations Equipment Finance, LLC as administrative and collateral agent, and Texas Sterling Construction Co. relating to 3475 High River Road, Fort Worth Texas.

10.6	Real Property Waiver dated May 29, 2015 between Nations Equipment Finance, LLC as administrative and collateral agent, and Texas Sterling Construction Co. relating to 5638 FM 1346, San Antonio, Texas.
10.7
Real Property Waiver dated May 29, 2015 between Nations Equipment Finance, LLC as administrative and collateral agent, and Texas Sterling Construction Co. relating to 20800 Fernbush Ln., Houston, Texas.

10.8
Intercreditor Agreement dated as of May 29, 2015 among Nations Equipment Finance, LLC, as administrative and collateral agent, Nations Fund I, LLC, and Sterling Construction Company, Inc. and its wholly-owned subsidiaries.